                 DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT
                                     BETWEEN
                         SMITHKLINE BEECHAM CORPORATION
                                       AND
                         MAGAININ PHARMACEUTICALS, INC.




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                 DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT
                                     BETWEEN
                         SMITHKLINE BEECHAM CORPORATION
                                       AND
                         MAGAININ PHARMACEUTICALS, INC.

l.   DEFINITIONS.......................................................................     1
2.   PAYMENTS TO MPI...................................................................     8
3.   RESEARCH, DEVELOPMENT AND
     ADDITIONAL DEVELOPMENT............................................................    11
4.   [********************]............................................................    13
5.   PRESENT AND FUTURE DISTRIBUTION RIGHTS............................................    14
6.   TRADEMARKS........................................................................    15
7.   PRODUCT SUPPLY....................................................................    18
8.   RESPONSIBILITIES OF THE PARTIES...................................................    27
9.   TERM AND TERMINATION..............................................................    28
10.  RIGHTS AND DUTIES UPON TERMINATION................................................    31
11.  STATEMENTS AND REMITTANCES........................................................    31
12.  RELATIONSHIP OF THE PARTIES.......................................................    36
13.  EXCHANGE OF INFORMATION AND CONFIDENTIALITY.......................................    37
14.  PATENT PROSECUTION AND LITIGATION.................................................    40
15.  WARRANTIES AND REPRESENTATIONS....................................................    43
16.  INDEMNIFICATION AND INSURANCE.....................................................    46
17.  DISPUTE RESOLUTION................................................................    49
18.  MISCELLANEOUS.....................................................................    50
        18.1  Assignment...............................................................    50
        18.2  Entire Agreement.........................................................    50
        18.3  Notices..................................................................    50
        18.4  Separability.............................................................    51
        18.5  Governing Law............................................................    52
        18.6  Force Majeure............................................................    52
        18.7  Waiver Of Breach.........................................................    52
        18.8  Execution in Counterparts................................................    52
        18.9  No Intellectual Property Rights Granted..................................    52
        18.10 Recording................................................................    52
     SIGNATURES........................................................................    53
     APPENDIX A-PATENTS................................................................    54

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     APPENDIX B-PRODUCT SPECIFICATIONS......................................  55


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                 DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT

         THIS DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT (hereinafter "AGREEMENT") effective as of the 12th day of February, 1997 (hereinafter "EFFECTIVE DATE") between SMITHKLINE BEECHAM CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, and having its principal office at One Franklin Plaza, Philadelphia, Pennsylvania 19101 (hereinafter "SB") and MAGAININ PHARMACEUTICALS INC., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462 (hereinafter "MPI").

                                   WITNESSETH

         WHEREAS, MPI is the owner of all right, title and interest in, or otherwise controls, certain PATENTS (as hereinafter defined), identified in Appendix A hereto, and KNOW-HOW (as hereinafter defined) relating to PRODUCT (as hereinafter defined); and

         WHEREAS, SB wishes to be appointed as the exclusive distributor of PRODUCT in the FIELD (as hereinafter defined) in the TERRITORY (as hereinafter defined), and MPI is willing to grant such appointment to SB;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, SB and MPI agree that the following terms and conditions shall constitute the AGREEMENT:

1.       DEFINITIONS

         1.1 "ADDITIONAL DEVELOPMENT" with respect to PRODUCT shall mean (i) Phase IV studies with respect to PRODUCT for the TERRITORY which are related to new labeling claims for PRODUCT (i.e., other than claims related to the INITIAL INDICATION), and (ii) developing and obtaining regulatory approval for indications other than the INITIAL INDICATION for the TERRITORY, and (iii) developing and obtaining regulatory approval

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in the TERRITORY for new formulations of PRODUCT or additional dosage forms of the formulation of PRODUCT in existence as of the EFFECTIVE DATE.

         1.2 "ADVERSE EXPERIENCE(S)" shall mean any noxious, pathological or unintended change in anatomical, physiological or metabolic function as indicated by physical signs, symptoms and/or laboratory changes occurring in clinical trials, post-marketing surveillance, or clinical practice during use of PRODUCT, or published in the medical literature, whether or not considered causally related to PRODUCT. This includes an exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, and significant failure of expected pharmacological or biological action.

         1.3 "ADDITIONAL PRODUCT" shall mean PRODUCT in any dosage form or for any indication which was the result of ADDITIONAL DEVELOPMENT.

         1.4 "AFFILIATE" means any corporation, firm, partnership, or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a PARTY to this AGREEMENT to the extent of at least fifty percent (50%) of the equity (or, with respect to SB, such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with SB or MPI, as the case may be, except that for purposes of this AGREEMENT, any venture capital entity that has an interest in MPI shall not be considered an AFFILIATE of MPI and any corporation controlled by such a venture capital entity shall not be considered an AFFILIATE of MPI by virtue of such relationship with such venture capital entity.

         1.5 "CALENDAR QUARTER" shall mean the period of three (3) consecutive calendar months ending on each March 31, June 30, September 30 or December 31, as the case may be, of a YEAR.

         1.6 "COMBINATION PRODUCT" shall mean PRODUCT formulated in combination with one or more additional therapeutically or prophylactically active ingredients


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
or with one or more agents which augments the therapeutic or prophylactic efficacy of PRODUCT.

         1.7 "COST OF GOODS" shall mean the direct labor, materials and factory costs incurred by MPI to manufacture and package PRODUCT, on a per unit basis, in finished package form, determined in accordance with generally accepted accounting principles (GAAP). To the extent that the manufacturing of PRODUCT or any component thereof is performed for MPI by a THIRD PARTY (which is not an AFFILIATE of MPI), the actual supply price paid to such THIRD PARTY shall also be included in COST OF GOODS, provided that such supply price shall be negotiated by MPI in good faith with each such THIRD PARTY manufacturer.

         1.8 "FDA" shall mean the United States Food and Drug Administration.

         1.9 "FIELD" shall mean all human therapeutic and prophylactic uses of PRODUCT including, but not limited to, the INITIAL INDICATION.

         1.10 "FIRST COMMERCIAL SALE" shall mean the first date upon which there is a commercial sale by SB, its AFFILIATES or its subdistributors of PRODUCT in the FIELD in the TERRITORY.

         1.11 "INITIAL INDICATION" shall mean the treatment of infection in diabetic foot ulcers.

         1.12 "KNOW-HOW" shall mean all present and future technical information and know-how which relates to PRODUCT and shall include, without limitation, all biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information relating to PRODUCT and useful for the development and commercialization of PRODUCT in the FIELD in the TERRITORY.

         1.13 "MPI NET SALES" shall mean the gross receipts from sales of ADDITIONAL PRODUCT outside the TERRITORY by MPI, its AFFILIATES, its licensees and its distributors ("the Selling Party") to THIRD PARTIES less deductions actually allowed or specifically allocated to ADDITIONAL PRODUCT by the Selling Party using generally accepted accounting standards for:


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        (i)     packing, handling and transportation charges, including
                insurance, for transporting ADDITIONAL PRODUCT to the extent that they appear on the invoice;

        (ii) sales and excise taxes and duties paid or allowed by the Selling Party and any other governmental charges imposed upon the production, importation, use or sale of such ADDITIONAL PRODUCT;

         (iii)  trade, quantity and cash discounts allowed on ADDITIONAL
                PRODUCT;

         (iv) allowances or credits to customers on account of rejection or return of ADDITIONAL PRODUCT or on account of retroactive price reductions affecting such ADDITIONAL PRODUCT; and

         (v) ADDITIONAL PRODUCT rebates and ADDITIONAL PRODUCT charge backs including those granted to managed care entities.

Sales between MPI, its AFFILIATES and its or their licensees and distributors shall be excluded from the computation of MPI NET SALES and no payments will be payable on such sales except where such AFFILIATES, licensees, or distributors are end users, but MPI NET SALES shall include the subsequent final sales to THIRD PARTIES by such AFFILIATES, licensees or distributors.

         1.14 "MSI-78" shall mean a peptide having the following sequence:
GIGKFLKKAKKFGKAFVKILKK, wherein:

                  "G" means the amino acid known as glycine,

                  "I" means the amino acid known as isoleucine,

                  "K" means the amino acid known as lysine,

                  "F" means the amino acid known as phenylalanine,

                  "L" means the amino acid known as leucine,

                  "A" means the amino acid known as alanine, and

                  "V" means the amino acid known as valine,

or any analog or sequence variant of such peptide having activity substantially similar to such peptide.


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         1.15 "NDA APPROVAL" shall mean the FDA's approval of a New Drug
Application in accordance with the requirements of the FDA ("NDA") filed by or on behalf of MPI to market PRODUCT in the U.S.A. for the INITIAL INDICATION.

          1.16 "NET SALES" shall mean the gross receipts from sales of PRODUCT in the TERRITORY by SB, its AFFILIATES or subdistributors ("the Selling Party") to THIRD PARTIES less deductions actually allowed or specifically allocated to PRODUCT by the Selling Party using generally accepted accounting standards for:

                  (i) packing, handling and transportation charges, including insurance, for transporting PRODUCT to the extent that they appear on the invoice;

                  (ii) sales and excise taxes and duties paid or allowed by the Selling Party and any other governmental charges imposed upon the production, importation, use or sale of such PRODUCT;

                  (iii) trade, quantity and cash discounts allowed on PRODUCT;

                   (iv) allowances or credits to customers on account of rejection or return of PRODUCT [********************
                         ****************************************************
                         ****************************************************
                         *******************************];

                  (v) allowances or credits to customers on account of retroactive price reductions affecting such PRODUCT; and

                  (vi) PRODUCT rebates and PRODUCT charge backs including those granted to managed care entities.

Sales between SB, its AFFILIATES and its or their subdistributors shall be excluded from the computation of NET SALES and no payments will be payable on such sales except where such AFFILIATES or subdistributors are end users, but NET SALES shall include the subsequent final sales to THIRD PARTIES by such AFFILIATES or subdistributors. Notwithstanding the immediately preceding sentence, it is understood that any transactions between SB or any of its AFFILIATES or any of its or their subdistributors on the one hand and PSB on the other hand will be deemed to be transactions with THIRD PARTIES for the


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
purposes of computing NET SALES, provided that the conditions of such sales to PSB, including any and all rebates and discounts allocated to transactions with any such PSB, shall be on an arms length basis and shall be fully deductible for such computation purposes. In the event that any PSB type activity is within SB or within any of its AFFILIATES or its or their subdistributors as only part of its or their total activities rather than in a separate AFFILIATE, a notional Net Sales figure will be calculated on an arms length basis to cover such activities. The term "PSB" as used in this Paragraph shall mean any present or future AFFILIATE of SB or its subdistributors which conducts a Pharmaceutical Service Business for or on behalf of THIRD PARTIES, including Pharmaceutical Benefits Management Services (hereinafter "PBM"), wholesaler distribution, pharmacy distribution, managed-care services, disease- management services, hospital services, or mail-order prescription pharmacy services. As of the EFFECTIVE DATE, an AFFILIATE of SB which is included within the definition of PBM is Diversified Pharmaceutical Services, a corporation of the state of Minnesota and having a place of business at 3600 West 80th Street, Seventh Floor, Bloomington, Minnesota 55431-1085, U.S.A. In addition, as of the EFFECTIVE DATE, an AFFILIATE of SB which is included within the definition of PSB is the mail-order prescription pharmacy entity known as Diversified Prescription Delivery, a corporation of the Commonwealth of Pennsylvania and having a place of business at 206 Welsh Road, Horsham, Pennsylvania 19044, U.S.A.

         1.17 "PARTY(IES)" means an entity(ies) who is a party to this AGREEMENT.

         1.18 "PATENTS" shall mean all patents and patent applications in the TERRITORY, including all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof, which are or become owned by MPI, or to which MPI otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim PRODUCT, a method of using PRODUCT, a process for manufacturing PRODUCT, or an intermediate used in such process or a use of PRODUCT. Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim any improvements on PRODUCT or intermediates or manufacturing processes required or useful for production of PRODUCT which are developed by MPI, or which MPI otherwise has the right to grant licenses, now or in the future, during the term of

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this AGREEMENT. The current list of patent applications and patents encompassed within PATENTS is set forth in APPENDIX A attached hereto.

         1.19 "PRODUCT" shall mean MSI-78 and shall include compositions comprising MSI-78.

         1.20 "RESEARCH AND DEVELOPMENT" means research, preclinical development, clinical development and all other activities associated with the pursuit in the U.S.A. of NDA APPROVAL and its equivalent in the other countries of the TERRITORY, including, but not limited to, any studies requested by the FDA after NDA APPROVAL.

         1.21 "STUDY 304" shall mean that Phase III clinical study related to PRODUCT which was submitted to the FDA by MPI with a protocol titled "MSI-78 Study 304".

         1.22 "SUPPLY PRICE" shall mean, with respect to each unit of PRODUCT which is the subject of NET SALES in a YEAR by SB, the payment outlined in Paragraph 2.3.

         1.23 "TARGET LABELING" shall mean labeling which includes, as an indication for PRODUCT, the treatment of infection in diabetic foot ulcers.

         1.24 "TERRITORY" shall mean Mexico, Canada, and the United States of America, including all of its territories and possessions, such as, but not limited to Puerto Rico.

         1.25 "THIRD PARTY" shall mean any person other than a PARTY to this AGREEMENT.

         1.26 "TRADEMARK" shall mean, except as otherwise provided in Paragraph 6.2, the CYTOLEX trademark which MPI has applied for or registered, or will apply for or register, at MPI's expense, in all countries in the TERRITORY.

         1.27 "U.S.A." shall mean the United States of America, including all of its territories and possessions, such as, but not limited to Puerto Rico.

         1.28 "YEAR(S)" shall mean each 12-month period following the date of the FIRST COMMERCIAL SALE in the TERRITORY.


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2.       PAYMENTS TO MPI

         2.1 SB shall make a non-refundable payment of five million U.S. dollars (U.S. $5,000,000) to MPI within ten (10) days after the EFFECTIVE DATE.

         2.2 SB shall pay to MPI up to a total of twenty seven million five hundred thousand U.S. dollars (U.S. $27,500,000) in the increments set forth below within thirty (30) days after the occurrence of the following events:

     [***********************************************************************
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provided that:

          (a) each such payment shall be made only one time regardless of how many times PRODUCT achieves each of the indicated events, and no payment shall be owed for an event which does not occur;

          (b) each such payment shall be non-refundable to SB and non-creditable by SB for any reason except as otherwise provided in this AGREEMENT;

          (c) [*****************************************************************
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          (d) [*****************************************************************
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********************************************************************************
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**************************************************************************];

          (e) [*****************************************************************
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************************************************************************];

and

          (f) [*****************************************************************
********************************************************************************
********************************************************************************
***********************************************************************].

 2.3 In consideration for the supply of PRODUCT by MPI in accordance with
Article 7, SB shall pay to MPI the following SUPPLY PRICE:

                           (a) [***********************************************
**********************************************];

                           (b) [***********************************************
**********************************************];

                           (c) [***********************************************
**********************************************];

                           (d) [***********************************************
**********************************************]; and

                           (e) [***********************************************
**********************************************].

All payments made by SB under this Paragraph 2.3 shall be subject to any credits due under Paragraph 7.2(a)(i) and Paragraph 7.4 and shall be made in accordance with Paragraphs 11.7(a) and (b).


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         2.4 The SUPPLY PRICE for COMBINATION PRODUCT shall be determined, in good faith, by the parties at an appropriate time, provided that it is understood that such shall be adjusted from the SUPPLY PRICE which is set forth in Paragraph 2.3.

         2.5 If, during the term of this AGREEMENT, substantial competition occurs in a country of the TERRITORY between PRODUCT and one or more THIRD PARTY products which contains MSI-78 and which do not infringe the PATENTS, and for so long as such substantial competition is continuing, SB's SUPPLY PRICE obligations under Paragraph 2.3 shall be renegotiated by the parties at SB's request, in good faith, to determine appropriate arrangements which will enable MPI, in its opinion, to receive adequate remuneration for each such PRODUCT sold, while enabling SB, in SB's opinion, to remain competitive in the marketplace and still receive adequate remuneration for each such PRODUCT sold. For purposes of this Paragraph, "substantial competition" shall mean a total sales volume of such THIRD PARTIES combined, in the particular country of the TERRITORY, of at least [***********] of NET SALES volume of such PRODUCT in such country, and "continuing" shall mean a period of at least [**************]. SB shall give MPI written notice of such substantial competition with suitable and reasonable supporting documentation, including, for example, but not limited to, copies of market survey reports, THIRD PARTY bid activities, competitive promotional materials, and internal financial statements. Any reduction in the payment due from SB as a result of such THIRD PARTY competition shall be applied retroactively to the date on which substantial competition appeared in the TERRITORY as supported by reasonable documentation and shall be available to SB only for the period such competition remains substantial (as defined in this Paragraph).

         2.6 During the term of this AGREEMENT, the parties, in good faith, shall mutually determine if it is necessary to seek a license from, and make royalty or other fee payments to, any THIRD PARTY in order to avoid infringement during SB's exercise of its right to distribute PRODUCT in the TERRITORY under this AGREEMENT, provided that if the parties cannot agree on the need for any such license or the commercial provisions relating to such license, the parties shall endeavor to find a mutually acceptable resolution of this matter, and if the parties cannot determine such a mutually acceptable resolution, the parties


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shall submit the matter to a mutually acceptable THIRD PARTY expert for a final and binding resolution. The cost of such expert shall be equally shared by the parties. If there is a positive determination of the need for a license by the parties or by the expert, all royalties or other payments to any THIRD PARTY as a result of such license shall be paid by MPI. In addition, MPI shall bear all financial responsibility for any agreement entered into by MPI with a THIRD PARTY as of the EFFECTIVE DATE underwhich MPI has an obligation to make royalty or other fee payments to such THIRD PARTY in order to avoid infringement during SB's exercise of its right to distribute PRODUCT in the TERRITORY under this AGREEMENT. Furthermore, MPI shall bear all financial responsibility for any agreement entered into by MPI with a THIRD PARTY as of or after the EFFECTIVE DATE related to the supply of PRODUCT by MPI to SB in the TERRITORY under this AGREEMENT.

3.       RESEARCH, DEVELOPMENT AND ADDITIONAL DEVELOPMENT

         3.1 MPI shall determine the work to be performed with respect to RESEARCH AND DEVELOPMENT for PRODUCT, and shall conduct and manage such RESEARCH AND DEVELOPMENT at its sole expense. MPI shall use reasonable efforts and diligence in conducting RESEARCH AND DEVELOPMENT in accordance with its business, legal, medical and scientific judgment. MPI will consult with and inform SB from time to time of its activities with respect to RESEARCH AND DEVELOPMENT. In addition, SB, at its sole discretion, shall provide input to MPI regarding any aspect of RESEARCH AND DEVELOPMENT, such as, but not limited to, the design of any future clinical trial beyond STUDY 304, if such is required by the FDA. MPI shall immediately notify SB in the event that MPI knows, or has reason to believe, that MPI will not be able to fulfill its obligations under this Paragraph.

         3.2 MPI shall use reasonable efforts and diligence in accordance with its business, legal, medical and scientific judgment, to obtain all requisite registrations and regulatory licenses required for manufacturing and marketing PRODUCT in the FIELD in the TERRITORY for the INITIAL INDICATION, and MPI shall own all such registrations and regulatory licenses. All such activity shall be undertaken at MPI's expense, including, but not


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limited to, all activity related to review and quality control for all clinical and non clinical reports; auditing of clinical trial sites; review and writing of Dossier Analysis Plans (DAP); review and writing of summary documents, assembly and submission of regulatory files in the TERRITORY, and defense of the NDA or equivalent thereof for the INITIAL INDICATION in the TERRITORY. Notwithstanding the above, promptly after the EFFECTIVE DATE, the parties shall establish an Initial Indication Steering Committee, with equal representation from both PARTIES, to guide and manage the registration of PRODUCT throughout the TERRITORY. SB shall provide reasonable assistance to MPI in the process of obtaining NDA APPROVAL, including the rendering of advice and expertise in the preparation, submission and review of PRODUCT data and the attendance at meetings with the FDA, provided that the extent of such assistance shall be at SB's sole discretion. In the event that the Initial Indication Steering Committee cannot reach a consensus on any issue related thereto, such issue shall be submitted for resolution to [*************************** *****************************************]. Any expenses incurred by a PARTY due to its participation in the Initial Indication Steering Committee shall be borne by such PARTY.

         3.3 In the event that the PARTIES mutually agree that there should be ADDITIONAL DEVELOPMENT of PRODUCT, the PARTIES agree that an Additional Development Steering Committee, with equal representation from both PARTIES, shall be established to guide and manage ADDITIONAL DEVELOPMENT of PRODUCT, including a determination of which PARTY shall perform which aspect of such ADDITIONAL DEVELOPMENT, provided that in the event that the Additional Development Steering Committee cannot reach a consensus on any issue related thereto, such issue shall be finally settled by SB, except with respect to the budget to be determined by the Additional Development Steering Committee as outlined in Paragraph 3.5. Except as otherwise provided in Paragraphs 3.4 and 3.5, all other details with respect to the composition, functions and the details of the operation of the Additional Development Steering Committee shall be negotiated by mutual agreement of the PARTIES. Any expenses incurred by a PARTY due to


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its participation in the Additional Development Steering Committee shall be borne by such PARTY.

         3.4 All ADDITIONAL DEVELOPMENT of PRODUCT which is mutually agreed to by the parties in accordance with Paragraph 3.3 shall be funded by the PARTIES with SB funding [********] percent ([**]%) and MPI funding [*********] percent ([**]%) of those costs outlined in the budget referenced in Paragraph 3.5.

         3.5 All ADDITIONAL DEVELOPMENT of PRODUCT which is mutually agreed to by the parties in accordance with Paragraph 3.3 shall be performed in accordance with a Development Plan, which shall be drafted by the Additional Development Steering Committee, and a budget mutually agreed to by the PARTIES.

         3.6 In consideration for SB's contribution to the ADDITIONAL DEVELOPMENT of PRODUCT, MPI shall pay SB a royalty of [****] percent ([**]%) of MPI NET SALES.

4.       [*********************************************************************
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5.       PRESENT AND FUTURE DISTRIBUTION RIGHTS

         5.1 Subject to the terms and conditions of this AGREEMENT, SB shall have the exclusive right to distribute PRODUCT in the FIELD in the TERRITORY. SB shall have the unfettered right to appoint an AFFILIATE to subdistribute PRODUCT in the FIELD in the TERRITORY. SB shall not, without the prior written consent of MPI, appoint any THIRD PARTY subdistributor to distribute PRODUCT in the FIELD in the TERRITORY, provided that such consent shall not be unreasonably withheld, and further provided that if MPI consents to any such appointment, SB shall ensure that such subdistributor shall be bound by SB to observe and perform terms and conditions similar to those contained in this AGREEMENT so far as the same are applicable to and are capable of observance and performance by such subdistributor.

         5.2 In the event that SB determines that there are Positive STUDY 304 Results in accordance with Paragraph 2.2(c) then, for a period of one hundred eighty (180) days thereafter, SB shall have an exclusive option to obtain the right to exclusively distribute PRODUCT in the FIELD outside of the TERRITORY upon terms and conditions to be mutually negotiated by the parties in good faith, except that it is agreed that the cost sharing outlined in Paragraph 3.4 shall remain the same outside of the TERRITORY, and provided that it is understood that, in the event that the parties do not agree to mutually acceptable terms [**************************************************************
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 6.       TRADEMARKS

          6.1 MPI hereby grants to SB an exclusive, royalty-free license, with the right to grant sublicenses, to use the TRADEMARK in the TERRITORY for the term of this AGREEMENT in connection with the marketing and promotion of PRODUCT by SB as contemplated in this AGREEMENT.

          6.2 MPI agrees to search, file, register and maintain a registration for the TRADEMARK in the TERRITORY, for the term of this AGREEMENT, at MPI's expense, for use with PRODUCT. In those countries of the TERRITORY where the CYTOLEX trademark is not available for use and registration in connection with PRODUCT, due to a rejection of the trademark by a government agency, actual or threatened opposition, cancellation or litigation as to use and/or registration of the TRADEMARK by a THIRD PARTY, and/or a decision by SB that use of the CYTOLEX trademark is likely to cause confusion with another entity's trademark, MPI will provide SB will an alternative trademark to the CYTOLEX trademark, which trademark, if acceptable to SB, will thereafter be known as the TRADEMARK; and MPI will develop, search, file, register and maintain the new TRADEMARK at MPI's sole expense.

          6.3 In those countries of the TERRITORY where a trademark license must be recorded, MPI will provide and record a separate trademark license for the TRADEMARK at MPI's sole expense.

          6.4 The ownership and all goodwill from the use of the TRADEMARK shall vest in and inure to the benefit of MPI.

          6.5 MPI controls the nature and quality of PRODUCT on which the TRADEMARK is used.


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
          6.6 SB shall submit representative promotional materials, packaging, and PRODUCT using the TRADEMARK to MPI for MPI's reasonable approval upon their first use and thereafter upon any change or addition to the previously approved promotional materials as may be required under applicable law to maintain the validity of any such TRADEMARK, provided that if MPI has not responded within four (4) weeks after such submissions, MPI's approval will be deemed to have been received.

          6.7 SB's right to use the TRADEMARK shall terminate in those countries of the TERRITORY in which SB's rights to PRODUCT are terminated in accordance with this AGREEMENT, except as otherwise provided in Paragraph 9.1.

          6.8 MPI shall defend, indemnify and hold harmless SB, its officers, directors, shareholders, employees, successors and assigns from any loss, damage, or liability, including reasonable attorney's fees resulting from any claim, complaint, suit, proceeding or cause of action by a THIRD PARTY against any of them alleging trademark infringement resulting from the use and/or registration of the TRADEMARK.

          (a) MPI shall have no obligation under this Paragraph unless SB (i) gives MPI prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) MPI is granted full authority and control over the defense, including settlement, against such claim or law suit or other action, and (iii) SB cooperates fully with MPI and its agents in defense of the claims or law suit or other action;

          (b) SB shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Paragraph utilizing attorneys of its choice, at its own expense, provided however, that MPI shall have full authority and control to handle any such claim, complaint, suit, proceeding, or cause of action, including any settlement or other disposition thereof, for which SB seeks indemnification under this Paragraph;

          6.9 In the event that MPI or SB becomes aware of actual or threatened infringement of the TRADEMARK anywhere in the TERRITORY, that PARTY shall promptly notify the other PARTY in writing. SB shall have the first right, but not the obligation, to bring, at its own expense, an infringement and/or opposition or cancellation


[Confidential Treatment requested for redacted portions of document.]   Page 16
action against any THIRD PARTY and to use MPI's name in connection therewith and to name MPI as a party thereto. If SB does not commence a particular infringement and/or opposition or cancellation action within ninety (90) days of receipt of the notice of infringement, then MPI, after notifying SB in writing, shall be entitled to bring such infringement and/or opposition or cancellation action at its own expense. The PARTY conducting such action shall have full control over its conduct, including settlement thereof. In any event, SB and MPI shall assist one another and cooperate in any such litigation or action at the other's request without expense to the requesting PARTY.

          6.10 In any action brought pursuant to Paragraph 6.9, the PARTY bringing the action shall indemnify the other PARTY, its officers, directors, shareholders, employees, agents, successors and assigns from any loss, damage or liability, including for attorney's fees and costs, which may result from claims, counterclaims or crossclaims asserted by a defendant, except to the extent that such losses, damages or liabilities result from negligence or willful misconduct of the other PARTY.

          6.11 MPI and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any PARTY. Any excess amount shall be shared by the parties, with SB receiving [*********] percent ([**]%) and MPI receiving [********] percent ([**]%), until the party which did not bring the action has received that amount it would have received under this AGREEMENT had the sales of PRODUCT which were the subject of the litigation or settlement been made by or on behalf of SB under this AGREEMENT, and any excess amount remaining shall be retained by the PARTY bringing the action.

         6.12 The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning TRADEMARK, provided however that no settlement or consent judgment or other voluntary final disposition of any suit or proceeding defended or action brought by a PARTY pursuant to Article 6 may be entered into without the consent of the other PARTY if such settlement would require the other PARTY to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other PARTY's rights under this AGREEMENT.


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
 7.       PRODUCT SUPPLY

          7.1 (a) PRECLINICAL, CLINICAL AND PROMOTIONAL REQUIREMENTS: MPI shall supply SB with all SB's, its AFFILIATES' and its subdistributors' preclinical, clinical and promotional requirements of PRODUCT in all countries of the TERRITORY during the term of this AGREEMENT in accordance with the terms and provisions of this AGREEMENT. Such PRODUCT shall be supplied in finished product form (i.e., packaged and labeled as appropriate for the use for which it is to be employed). Such supply shall be supplied to SB at the lower of the lowest applicable SUPPLY PRICE for such YEAR or COST OF GOODS. All payments made by SB under this Paragraph shall be subject to any credits due under Paragraphs 7.2(a)(i) and 7.4 and shall be made in accordance with Paragraphs 11.7(a) and
(b).

          (b) COMMERCIAL REQUIREMENTS: MPI shall supply SB with all SB's, its AFFILIATES', and its subdistributors' commercial requirements of PRODUCT in all countries of the TERRITORY during the term of this AGREEMENT in accordance with the terms and provisions of this AGREEMENT. Such PRODUCT shall be supplied in finished product form (i.e., packaged and labeled for sale to the ultimate consumer). All payments made by SB under this Paragraph shall be subject to any credits due under Paragraphs 7.2(a)(i) and 7.4 and shall be made in accordance with Paragraphs 11.7(a) and (b).

         7.2 (a) Subject to stability considerations, MPI shall be required to maintain an inventory of PRODUCT equal to the written estimate provided to MPI under Paragraph 7.2(b) for the [*************************] of such estimate. SB shall maintain an inventory of PRODUCT in accordance with SB's normal practices, and shall give MPI quarterly updates of the extent of such inventory. Each PARTY's inventories shall only be used in accordance with Paragraphs 7.2(c), 7.2(d), and 7.3. MPI shall use its reasonable efforts in accordance with MPI's normal practices to promptly replenish any inventory depleted in accordance with Paragraphs 7.2(c), 7.2(d), and 7.3. MPI's inventory shall be maintained by MPI at no charge to SB, except as otherwise provided by Paragraph 7.2(a)(i). Maintenance of SB's inventory shall be subject to the payment obligations outlined in Paragraph 7.1(b), except as otherwise provided by Paragraph 7.4.

                           (i) [************************************************


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
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************]

                  (b) During the term of this AGREEMENT, at least [****************************] prior to the start of each CALENDAR QUARTER, SB shall provide MPI with a written estimate of the quantities of PRODUCT required during such [***************** *********] and the
[********************************]. Each of such [*********] estimates shall contain an update of the immediately preceding estimate with respect to the [********************************] referred to in such preceding estimate. MPI shall use reasonable efforts to adjust its production capacity to accommodate SB's forecasts for PRODUCT.

                  (c) SB shall place its firm order with MPI for PRODUCT requirements at least [***********************] in advance of the start of the CALENDAR QUARTER and MPI shall use its best efforts to supply PRODUCT as required. Such order shall be made pursuant to SB' purchase order form, provided that no provision on SB's purchase order form which may purport to impose different conditions upon the PARTIES hereto shall modify the terms of this AGREEMENT. All orders made by SB shall be deemed accepted unless MPI notifies SB within ten (10) days from receipt of an order that it is unable to accept such order. MPI shall use its best efforts to ship PRODUCT in such quantities and on the dates specified in SB's purchase orders, and if such efforts will not fully satisfy any such order, SB's and MPI's inventories for such PRODUCT may be depleted by the amount required to satisfy such order.

                  (d) Should a particular purchase order call for shipment of quantities of PRODUCT in excess of [***************************] of the immediately preceding


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
estimated requirements previously provided to MPI, and MPI's reasonable efforts cannot satisfy all of the excess, SB's and MPI's inventories for such PRODUCT may be depleted by the amount of the excess. In the event that such inventories cannot satisfy all the excess over [***], MPI will use reasonable efforts, but shall not be obligated to ship that portion of excess not available in the inventories by the dates instructed by SB.

         7.3 (a) MPI shall give SB immediate written notice if MPI becomes aware that it will not be able to substantially satisfy SB's or its subdistributors' entire requirements of PRODUCT. In such event, or in the event that, without such prior notice, MPI actually fails to substantially satisfy SB's, it's AFFILIATES and its subdistributors' entire requirements of PRODUCT, provided that such requirements cannot be satisfied by SB's and MPI's inventories for such PRODUCT, and additionally provided that such failure will or does result in an interruption of supply of PRODUCT to the commercial market, then SB and MPI will immediately work together, in good faith, to identify an appropriate alternative source of PRODUCT supply, provided that:

                           (i) MPI shall use its best efforts to supply SB's,
its AFFILIATES' and its subdistributor' requirements for PRODUCT until such time as MPI is fully able to supply all such requirements;

                           (ii) [***********************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
**************************************************]; and

                           (iii) [**********************************************
********************************************************************************
********************************************************************************
***********************************************************].


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
         7.4 All PRODUCT shipped to SB shall have expiration dating approved by the FDA of no less than [*************] months. SB shall be under no obligation to accept any shipment of PRODUCT that does not have at least [*******************] months remaining of FDA approved expiration dating at the date of receipt by SB, provided that in the event that SB elects to accept PRODUCT from MPI which has remaining FDA approved expiration dating of less than [**********************] months at receipt, SB may return all such PRODUCT in the event that it expires while housed in SB's inventory or if returned by a customer for credit due to such expiration, and SB shall receive a full credit for the SUPPLY PRICE which SB paid for such returned PRODUCT against future payments owed by SB to MPI under this AGREEMENT.

         7.5 As used in this Article, the term "Specifications" shall mean the requirements and standards pertaining to PRODUCT as agreed by the parties after the EFFECTIVE DATE which shall then be set forth in APPENDIX B attached hereto, as such may be modified from time to time, by a writing mutually executed by an authorized representative of each PARTY. MPI shall provide a Certificate of Analysis and Conformance ("COA") to SB with each shipment of PRODUCT specifying that PRODUCT conforms with the Specifications. MPI shall provide the results of such analysis along with any supporting data. SB shall be under no obligation to accept any shipment of PRODUCT without an accompanying COA. If the quality of PRODUCT supplied by MPI under this AGREEMENT is found not to conform to the Specifications, SB shall notify MPI of such nonconformity no later than thirty
(30) days after receipt thereof and MPI shall replace, at no additional expense to SB, such PRODUCT with new PRODUCT which does conform within thirty (30) days after receipt of SB's notification under this Paragraph 7.5. MPI shall be permitted to analyze any PRODUCT rejected by SB for nonconformity, and to present MPI's findings with respect to such PRODUCT to SB, provided that SB shall have the final decision with respect to the nonconformity of any PRODUCT and SB shall present reasonable evidence to MPI to support such final nonconformity decision. MPI shall give SB written instructions as to how SB should, at MPI's expense, dispose of the non-conforming material, and such instructions shall comply with all appropriate governmental requirements.


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
         7.6 Notwithstanding anything stated in this AGREEMENT to the contrary, it is understood and agreed that MPI shall have the right at any time to satisfy its supply obligations to SB hereunder either in whole or in part through arrangements with THIRD PARTIES engaged to perform services or supply facilities or goods in connection with the manufacture, testing, and/or packaging of PRODUCT, provided that:

                  (a) MPI shall use its best efforts to set up, as soon as practicable after the EFFECTIVE DATE, appropriate supply arrangements for MSI-78 in bulk active ingredient form as well as supply arrangements for the secondary manufacture of bulk MSI-78, such arrangements to be entered into for the purpose of supplying SB's requirements of PRODUCT under this AGREEMENT in accordance with the terms and conditions of this AGREEMENT,

                  (b) [*********************************************************
********************************************************************************
********************************************************************************
********************************************],

                  (c) [*********************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************],

                  (d) SB shall have no responsibility for any capital expenditures incurred by MPI or its THIRD PARTY contractors for the supply of PRODUCT to SB under this AGREEMENT, and

                  (e) in the event that, at any time, MPI shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the PARTY or of its assets, or if MPI proposes a written agreement of composition or extension of its debts, or if MPI shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the


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
filing thereof, or if MPI shall propose or be a party to any dissolution or liquidation, or if MPI shall make an assignment for the benefit of creditors, SB shall, at its election, assume all of MPI's responsibilities in the TERRITORY under all of MPI's THIRD PARTY supply arrangements in existence at such time which are related to the supply of PRODUCT to SB under this AGREEMENT.

         7.7 SB shall be solely responsible for the distribution in the TERRITORY of all PRODUCT supplied by MPI to SB under this AGREEMENT.

         7.8 All PRODUCT supplied by MPI to SB under this AGREEMENT shall be shipped F.O.B. destination, freight collect. Title shall pass to SB upon receipt and acceptance of PRODUCT by SB. MPI shall use only SB's designated corporate control carriers. Risk of loss in transit shall lie with MPI.

         7.9 All PRODUCT supplied by MPI to SB under this AGREEMENT shall, to the extent permissible by the laws and regulations in the TERRITORY, include both the SB and MPI names and logos.

          7.10     MPI warrants and represents the following:

          (a) all PRODUCT supplied by MPI to SB under this AGREEMENT shall be manufactured in accordance with the then current good manufacturing practices of the FDA, as set forth in 21 C.F.R. Parts 210 and 211 and all other applicable rules, regulations, guides and guidances in the TERRITORY (hereinafter "cGMPs") and, at the time of delivery of PRODUCT, the PRODUCT will strictly comply with the Specifications, shall be free from defects in materials and workmanship and shall not be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug, and Cosmetic Act, and is not an article which may not, under the Act, be introduced into interstate commerce.

          (b) all PRODUCT sold and shipped pursuant to this AGREEMENT shall be manufactured in accordance with all applicable federal, state and local environmental, health and safety laws and regulations in effect at the time and place of manufacture of PRODUCT, and all waste, including but not limited to all hazardous waste, generated at the time of manufacture of PRODUCT shall be disposed of in accordance with all applicable federal, state and local laws and regulations.


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
          (c) no changes relating to the manufacturing process of PRODUCT or relating to any of the materials, functions, or controls of PRODUCT shall be made without prior written consent of SB, such consent not to be unreasonably withheld. In the event that MPI believes that such change is necessary, MPI will provide SB with written notice detailing such proposed change. In no event shall any change be implemented until MPI has received written approval from SB. SB shall endeavor to respond to MPI's written notice of such proposed change within four (4) weeks after receipt thereof.

          (d) MPI shall maintain all records as are necessary and appropriate to demonstrate compliance with cGMPs. MPI shall manufacture PRODUCT in a facility maintaining a current drug establishment registration with FDA as set forth in 21 C.F.R., Part 207 and registration as importer and/or manufacturer of controlled substances with the Drug Enforcement Agency ("DEA") as set forth in 21 C.F.R., Part 1300, if applicable.

          7.11     MANUFACTURING REGULATORY MATTERS

          (a) MPI shall use its best efforts to maintain all regulatory and governmental permits, licenses and approvals that may be necessary to manufacture and ship PRODUCT to SB.

          (b) MPI will be responsible for any reporting of matters regarding the manufacture of PRODUCT to the FDA and other relevant regulatory authorities, in accordance with pertinent laws and regulations. MPI shall immediately notify SB of any such matter and promptly furnish complete copies of such reports to SB. MPI shall also advise SB of any occurrence or information which arise out of MPI's manufacturing activities, whether or not occurring with PRODUCT, which have or could reasonably be expected to have adverse regulatory compliance and/or reporting consequences concerning PRODUCT.

          (c) MPI shall be responsible for handling and responding to any appropriate governmental agency inspections with respect to PRODUCT during the term of this AGREEMENT. MPI shall provide to SB any information reasonably requested by SB and all information requested by any governmental agency in connection with any governmental inspection related to PRODUCT. MPI shall immediately advise SB of any requests by any governmental agency for such inspections with respect to PRODUCT.


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
          (d) In the event MPI (or any THIRD PARTY who supplies any component of PRODUCT to MPI) is inspected by the FDA, DEA, or any similar or related state or federal health authority, MPI shall promptly notify SB of any alleged violations or deficiencies relating to the manufacturing facility at which PRODUCT is manufactured, packaged or stored, and shall promptly disclose to SB all relevant portions of any notice of observations or potential violations (e.g. FDA Form-483) as well as a copy of MPI's response thereto.

          (e) MPI certifies it did not and will not use in any capacity the services of any person, including any firm or individual, debarred or subject to debarment under the Generic Drug Enforcement Act of 1992, amending the Food Drug and Cosmetic Act at 21 USC 335a. MPI agrees to notify SB immediately in the event any person providing services to MPI under the scope of the work of this AGREEMENT is debarred or becomes subject to debarment.

                  (f) For the limited purpose of permitting a quality and compliance audit, MPI shall grant to authorized representatives of SB (or a THIRD PARTY hired on behalf of SB who is reasonably acceptable to MPI), upon reasonable notice, access to areas of MPI's plants and each of MPI's THIRD PARTY supply contractor's plants at such times as PRODUCT is being manufactured and tested for SB by such THIRD PARTY. SB shall provide MPI at least seven (7) working days notice in writing of its desire to have such access. MPI shall promptly respond to SB's request and the PARTIES shall agree on the time of the audit.

         (g) SB shall have the right, subject to prior advance notice of at least seven (7) working days and approval by MPI, not to be unreasonably withheld, and during normal business hours, to examine those technical records made by MPI that only relate to PRODUCT and not to MPI operations generally or in whole or in part to any other product of MPI or of any other customer of MPI. SB may remove or photocopy any information it reviews or to which it is given access, provided that such is done solely for the purposes of this AGREEMENT and that all such information is subject to the confidentiality provisions of
Article 13.

         (h) To the extent PRODUCT or its particular manufacture is the specific subject, MPI shall immediately notify SB of any and all inspections of any MPI plant or any plant of


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
any of MPI's THIRD PARTY supply contractor's by the FDA or any other Federal, State or local government agency.

          (i) In the event MPI should become aware of information that may require a recall, field alert, product withdrawal or field correction arising from any defect in any PRODUCT provided under this AGREEMENT, MPI shall immediately notify SB in writing. In the event that SB decides that a recall, field alert, product withdrawal, or field correction is necessary due to any defect in any PRODUCT, SB will notify MPI.

          (j) In the event that any PRODUCT is quarantined or recalled, or is subject to stop-sale action, whether voluntary or by governmental action, it is agreed and understood that any expenses, including reasonable fees of any experts or attorneys that may be utilized by either PARTY, government fines or penalties, related to such recall, quarantine or stop-sale, shall be borne by the PARTY determined to have been responsible for the basis upon which said recall, quarantine or stop-sale was initiated. Said determination may be made by the governmental agency involved, or by mutual AGREEMENT of the parties following examination and review of all records pertinent to the manufacture of PRODUCT subject to such recall.


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
8.       RESPONSIBILITIES OF THE PARTIES

         8.1 (a) SB shall use reasonable efforts and diligence, using good faith and fair dealing, in accordance with its business, legal, medical and scientific judgment efforts, to market and sell PRODUCT in the FIELD in the
TERRITORY:

                  (b) SB shall submit a marketing and sales plan for input by MPI, at least ninety (90) days prior to the commencement of each YEAR. SB agrees to appropriately consider any MPI input and comments in the finalization of such plan. In addition, SB and MPI shall meet on an ad hoc basis, no more than two
(2) times per YEAR, at time intervals and at a location or in a teleconference mutually agreed upon, to enable MPI to obtain an update regarding SB's sales and marketing efforts. SB agrees to appropriately consider any MPI input and comments at such meetings.

                  (c) SB shall provide MPI with quarterly sales reports in standard SB format, and such other sales and customer information related to sales of PRODUCT as MPI may reasonably request.

                  (d) SB shall ensure that PRODUCT is maintained by SB strictly in the condition required by the Specifications (as defined in Paragraph 7.5), or in accordance with additional requirements specified from time to time by applicable government regulation.

                  (e) SB shall comply with applicable laws and regulations relating to advertising, labeling, distribution, promotion, marketing and sale of PRODUCT.

         8.2      Each PARTY shall:

                  (a) Comply with all federal, state and local laws, regulations and guidelines and professional standards applicable to the performance of its obligations under this AGREEMENT.

                  (b) Promptly advise the other PARTY of any governmental inquiries about PRODUCT. Each PARTY shall furnish to the other PARTY, within five (5) days after receipt, any report or correspondence issued by the governmental authority in connection with such inquiry, purged only of trade secrets of the receiving PARTY that are unrelated to the other PARTY's activities under this AGREEMENT and any information that is unrelated to PRODUCT.


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
 9. TERM AND TERMINATION

          9.1 SUPPLY PRICE obligations under this AGREEMENT in each country of the TERRITORY shall expire in each country of the TERRITORY upon [*************
*******************************************************************************
*******************************************************************************
**************]. Expiration of SB's SUPPLY PRICE obligations in a particular country of the TERRITORY under this provision shall not preclude SB from continuing to distribute PRODUCT and to use KNOW-HOW in such country without further payment obligation to MPI. In the event that SB shall desire to continue to have an exclusive license to the TRADEMARK in such country after expiration, it shall notify MPI in writing, and the parties shall promptly negotiate the terms of such license, in good faith. In the event that SB shall desire to continue to have MPI supply PRODUCT to SB for such country after expiration, it shall notify MPI in writing, and the parties shall promptly negotiate the terms of such supply, in good faith.

          9.2 Unless otherwise terminated, this AGREEMENT shall expire upon the expiration of SB's SUPPLY PRICE obligations to MPI under Article 2 in every country of the TERRITORY. Expiration of this AGREEMENT under this provision shall not preclude SB from continuing to distribute PRODUCT and to use KNOW-HOW throughout the TERRITORY without further SUPPLY PRICE payments.

          9.3 If either PARTY fails or neglects to perform any material covenant or provision of this AGREEMENT and if such default is not corrected within sixty
(60) days after receiving written notice from the other PARTY with respect to such default, such other PARTY shall have the right to terminate this AGREEMENT by giving written notice to the PARTY in default provided the notice of termination is given within six (6) months of the default and prior to correction of the default.

          9.4 SB may terminate this AGREEMENT on a country by country basis by giving MPI at least thirty (30) days written notice thereof at any time before SB first markets PRODUCT in such country based on a reasonable determination by SB, using the same standards SB would use in assessing whether or not to continue development or


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
commercialization of a product of its own making, that the patent, medical/scientific, technical, regulatory or commercial profile of PRODUCT does not justify continued development or future commercialization of PRODUCT in such country. After marketing PRODUCT, SB may terminate this AGREEMENT on a country by country basis by giving MPI at least [***********] prior written notice thereof based on a reasonable determination by SB, using the same standards SB would use in assessing whether or not to continue development or commercialization of a product of its own making, that the patent, medical/scientific, technical, regulatory or commercial profile of PRODUCT does not justify continued marketing of PRODUCT in such country.

         9.5      [*************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*****************]

         9.6 Notwithstanding any other provision of this AGREEMENT, MPI or SB may suspend or terminate sale of PRODUCT if the FDA takes any action the result of which is to prohibit or restrict the manufacture or sale or introduction into interstate commerce of PRODUCT.

         9.7 Either PARTY may terminate this AGREEMENT if, at any time, the other PARTY shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the PARTY or of its assets, or if the other PARTY proposes a written agreement of composition or extension of its debts, or if the other PARTY shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing


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
thereof, or if the other PARTY shall propose or be a party to any dissolution or liquidation, or if the other PARTY shall make an assignment for the benefit of creditors.

          9.8 Notwithstanding the bankruptcy of MPI, or the impairment of performance by MPI of its obligations under this AGREEMENT as a result of bankruptcy or insolvency of MPI, SB shall be entitled to retain the licenses granted herein, subject to MPI's rights to terminate this AGREEMENT for reasons other than bankruptcy or insolvency as expressly provided in this AGREEMENT.

           9.9 All rights and distribution rights granted under or pursuant to this AGREEMENT by MPI to SB are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties agree that SB, as a licensee of such rights under this AGREEMENT, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by SB of its preexisting obligations under this AGREEMENT. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against MPI under the U.S. Bankruptcy Code, SB shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to SB (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by SB, unless MPI elects to continue to perform all of its obligations under this AGREEMENT, or (b) if not delivered under (a) above, upon the rejection of this AGREEMENT by or on behalf of MPI upon written request therefor by SB, provided, however, that upon MPI's (or its successor's) written notification to SB that it is again willing and able to perform all of its obligations under this AGREEMENT, SB shall promptly return all such tangible materials to MPI, but only to the extent that SB does not require continued access to such materials to enable SB to perform its obligations under this AGREEMENT.


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
 10. RIGHTS AND DUTIES UPON TERMINATION

          10.1 Upon termination of this AGREEMENT, MPI shall have the right to retain any sums already paid by SB hereunder, and SB shall pay all sums accrued hereunder at the time herein provided.

          10.2 Upon termination of this AGREEMENT in its entirety or with respect to any PRODUCT in any country under Paragraphs 9.3, 9.4, or 9.7, SB shall notify MPI of the amount of PRODUCT SB and its AFFILIATES, subdistributors then have on hand, the sale of which would, but for the termination, be subject to payment obligation to SB under this AGREEMENT, and SB and its subdistributors shall thereupon be permitted to sell that amount of PRODUCT provided that SB shall pay the payment obligation thereon at the time herein provided for.

          10.3 Expiration or termination of this AGREEMENT shall terminate all outstanding obligations and liabilities between the parties arising from this AGREEMENT except those described in Paragraphs 4.1, 6.4, 6.5, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 7.10(d), 7.11 (to the extent applicable to PRODUCT supplied under the AGREEMENT), 8.2 (to the extent applicable to PRODUCT supplied under the AGREEMENT), 9.1, 9.2, 13.2, 13.3, 13.4, 13.5, 13.6, 13.7, 13.8, 14.1, 14.4,
14.5, 14.6, 14.7, 14.8, and Articles 10, 11, 12, 15, 16, 17, and 18. In
addition, any other provision required to interpret and enforce the parties' rights and obligations under this AGREEMENT shall also survive, but only to the extent required for the full observation and performance of this AGREEMENT.

          10.4 Termination of the AGREEMENT in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity.

 11.      STATEMENTS AND REMITTANCES

          11.1 SB shall keep and require its AFFILIATES and subdistributors to keep complete and accurate records of all sales of PRODUCT under the distribution rights granted herein. MPI shall have the right, at MPI's expense, through a certified public accountant or like person reasonably acceptable to SB, to examine such records during regular business


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
hours during the life of this AGREEMENT and for six (6) months after its termination; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding two (2) years and provided further that such accountant shall report to MPI only as to the accuracy of the SUPPLY PRICE statements and payments.

          11.2 MPI shall keep and require its AFFILIATES and manufacturing contractors to keep complete and accurate records of all COST OF GOODS of PRODUCT supplied to SB under this AGREEMENT. SB shall have the right, at SB's expense, through a certified public accountant or like person reasonably acceptable to MPI, to examine such records during regular business hours during the life of this AGREEMENT and for six (6) months after its termination; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding two (2) years and provided further that such accountant shall report to SB only as to the accuracy of the COST OF GOODS statements and payments.

          11.3 Any tax, duty or other levy paid or required to be withheld by SB on account of payments payable to MPI under this AGREEMENT shall be deducted from the amount of payments otherwise due. SB shall secure and send to MPI proof of any such taxes, duties or other levies withheld and paid by SB, its AFFILIATE or subdistributors for the benefit of MPI.

          11.4 All payments due under this AGREEMENT shall be payable in U.S. Dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation of SB to pay payments on sales in that country shall be suspended until such remittances are possible. MPI shall have the right, upon giving written notice to SB, to receive payment in that country in local currency.

          11.5 Monetary conversions from the currency of a foreign country in which PRODUCT is sold into U.S. Dollars shall be calculated at the actual average rates of exchange for the year to date as used by SB in producing its quarterly and annual accounts, as confirmed by SB's auditors.


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
         11.6 Royalty obligations due to SB under Paragraph 3.6 shall be treated as follows:

                  (a) Royalty obligations under Paragraph 3.6 in each country outside of the TERRITORY shall begin upon the commercial launch of ADDITIONAL PRODUCT in such country for an Additional Indication (as defined in Paragraph 3.6) by MPI, its AFFILIATE, its licensee or its distributor, and such royalty obligation shall expire in each such country upon the [********] anniversary of the date of such launch. Termination of royalty obligations to SB in a particular country outside of the TERRITORY under this Paragraph shall not preclude MPI, its AFFILIATES, or its permitted licensees from selling ADDITIONAL PRODUCT in such country for such Additional Indication without further royalty payments or other compensation to SB.

          (b) MPI shall keep and require its AFFILIATES, distributors and licensees to keep complete and accurate records of all MPI NET SALES. SB shall have the right, at SB's expense, through a certified public accountant or like person reasonably acceptable to MPI, to examine such records during regular business hours during the duration of MPI's royalty obligations to SB under Paragraph 3.6 and for six (6) months after their expiration; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding two (2) years and provided further that such accountant shall report to SB only as to the accuracy of the royalty statements and payments.

          (c) Within forty five (45) days after the close of each CALENDAR QUARTER, MPI shall deliver to SB a true accounting of all MPI NET SALES during such quarter and shall at the same time pay all royalties due. Such accounting shall show sales on a country-by-country basis.

          (d) Any tax, duty or other levy paid or required to be withheld by MPI on account of royalties payable to SB under this AGREEMENT shall be deducted from the amount of royalties otherwise due. MPI shall secure and send to SB proof of any such taxes, duties or other levies withheld and paid by MPI, its AFFILIATE or licensees for the benefit of SB.

          (e) All royalties due under this AGREEMENT shall be payable in U.S. Dollars. If governmental regulations prevent remittances from a foreign country with respect to sales


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
made in that country, the obligation of MPI to pay royalties on sales in that country shall be suspended until such remittances are possible. SB shall have the right, upon giving written notice to MPI, to receive payment in that country in local currency.

          (f) Monetary conversions from the currency of a foreign country in which PRODUCT is sold into U.S. Dollars shall be calculated at the actual average rates of exchange for the year to date as used by MPI in producing its accounts, as confirmed by MPI's auditors, provided that such shall be in accordance with generally accepted accounting principles in the U.S.A.

          11.7 (a) Payment obligations which are due to MPI under Paragraph 2.3 shall be provisionally made, on a per unit of PRODUCT basis, within thirty (30) days of delivery to SB of the unit of PRODUCT which is the subject of such payment obligation, subject to any credit due under Paragraphs 7.2(a)(i) and
7.4. The provisional payments under Paragraph 2.3 shall be based on the following weighted average formula:

                                                  [**********
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[*******************************************************************************
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
                  (b) Payment obligations which are due to MPI under Paragraph 11.8(b) shall be calculated for each CALENDAR QUARTER, for the YEAR in question, according to the following formula:

                                                [**************
*******
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ************************************************************
                    ******************************************************;
[*****************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
************************************************]

         11.8 (a) Within forty five (45) days after the end of each CALENDAR QUARTER, SB shall provide MPI with a true accounting of all payment obligations, if any, owed in accordance with Article 2 as determined in accordance with Paragraph 11.7(b), together with a statement setting out all details necessary to calculate the amounts actually due under Paragraph 2.3 with


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
respect to NET SALES made in that CALENDAR QUARTER for units sold in that CALENDAR QUARTER, or any overpayment by SB for such CALENDAR QUARTER which is owed by MPI to SB. Such details to be provided shall include units of PRODUCT sold on a country-by-country basis, gross sales of PRODUCT in that CALENDAR QUARTER on a country-by-country basis, NET SALES in that CALENDAR QUARTER on a country-by-country basis, all relevant deductions, and all relevant exchange rate conversions. It is understood that no reconciliation shall be made with respect to units for which provisional payments were made until such units are sold.

          (b) Within forty five (45) days after the end of each CALENDAR QUARTER, SB shall remit to MPI any amounts owed for the relevant CALENDAR QUARTER as set out in the true accounting provided under Paragraph 11.8(a), subject to any credit due under Paragraphs 7.2(a)(i) and 7.4. If the parties determine pursuant to the reconciliation provided hereunder that SB has made an overpayment to MPI, SB shall be entitled to credit all such overpayments, if any, made by SB over such CALENDAR QUARTER as set out in the true accounting provided under Paragraph 11.8(a) against future sums to be paid by SB to MPI.


12.      RELATIONSHIP OF THE PARTIES

         12.1 The relationship between MPI and SB under this AGREEMENT is that of independent contractors. MPI and SB are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting PARTIES. MPI shall have no power to bind or obligate SB in any manner. Likewise, SB shall have no power to bind or obligate MPI in any manner. Neither PARTY shall have any responsibility for the hiring, firing, compensation or employee benefits of the other PARTY's employees.


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
13.      EXCHANGE OF INFORMATION AND CONFIDENTIALITY

          13.1 Promptly after the EFFECTIVE DATE, MPI shall disclose and supply to SB all KNOW-HOW known to MPI to the extent that MPI is legally able to do so and to the extent that such is necessary to enable SB to fully carry out all of its rights and obligations under this AGREEMENT. Thereafter, during the term of the AGREEMENT, MPI shall promptly disclose and supply to SB any further KNOW-HOW which may become known to MPI to the extent that MPI is legally able to do so.

          13.2   With respect to ADVERSE EXPERIENCES, the following shall apply:

          (a) During the term of this AGREEMENT each PARTY will report ADVERSE EXPERIENCES reported to it in respect of PRODUCT to the appropriate regulatory authorities in the countries in which it is developing or commercializing PRODUCT, in accordance with the laws and regulations of the relevant countries and authorities.

          (b) Each PARTY will submit summaries of worldwide safety data on PRODUCT to appropriate regulatory authorities in the countries in which it is developing and commercializing PRODUCT, in accordance with the laws and regulations of the relevant countries and authorities. Wherever possible, duplication of reporting of worldwide data by both SB and MPI will be avoided.

          (c) Promptly after the EFFECTIVE DATE, each PARTY shall appraise the other PARTY(IES) of the standard operating procedures for the investigation and reporting of ADVERSE EXPERIENCES regarding its products. The PARTIES shall then promptly develop and agree upon procedures for the reporting to each other ADVERSE EXPERIENCES concerning PRODUCT. The PARTIES shall immediately implement such agreed procedures and shall provide each other on a regular basis with any appropriate information which enables the other party to meet its regulatory obligations in the territories in which it is commercializing or developing PRODUCT or which is relevant to the safe use of PRODUCT. The agreed procedures will be reviewed jointly on a regular basis or when there is a change in regulations governing ADVERSE EXPERIENCE reporting.


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
         (d) All ADVERSE EXPERIENCE reports and queries for SB should be addressed to its central safety department, i.e., Associate Director, Worldwide Clinical Safety Quality Management, SmithKline Beecham Pharmaceuticals, 1250 S. Collegeville Road, Collegeville, Pennsylvania 19426 (facsimile number 610-917-4826; telephone number 610-917-5747) and for MPI should be addressed to its central safety department, i.e., Senior Vice President, Regulatory Affairs, Magainin Pharmaceuticals Inc., 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462 (facsimile number 610-941-5399; telephone number 610-941-5243), or such other safety representative as may be designated by SB for SB or by MPI for MPI.

          13.3 During the term of this AGREEMENT and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this AGREEMENT, MPI and SB shall not use or reveal or disclose to THIRD PARTIES any confidential information received from the other PARTY or otherwise developed by either PARTY in the performance of activities in furtherance of this AGREEMENT without first obtaining the written consent of the disclosing PARTY, except as may be otherwise provided herein, or as may be required for purposes of investigating, developing, manufacturing or marketing PRODUCT or for securing essential or desirable authorizations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency or is necessary to file or prosecute patent applications concerning PRODUCT or to carry out any litigation concerning PRODUCT. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving PARTY, or is disclosed to the receiving PARTY by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of the receiving PARTY or AFFILIATES thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted. Upon termination or expiration of this AGREEMENT, each PARTY shall return to the other all tangible forms of confidential information furnished by the other PARTY,


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
including all copies thereof and all memoranda of oral disclosure, except that each PARTY shall each be permitted to retain one copy of the other PARTY's confidential information in its legal department so that any continuing obligations may be determined.

          13.4 Nothing herein shall be construed as preventing either PARTY from disclosing any information received from the other PARTY to an AFFILIATE, licensee, subdistributor or distributor of the receiving PARTY, provided, in the case of a licensee, subdistributor or distributor, such licensee, subdistributor or distributor has undertaken a similar obligation of confidentiality with respect to the confidential information.

          13.5 All confidential information disclosed by one PARTY to the other shall remain the intellectual property of the disclosing PARTY. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a PARTY to this AGREEMENT based on the insolvency or bankruptcy of such PARTY, the bankrupt or insolvent PARTY shall promptly notify the court or other tribunal (i) that confidential information received from the other PARTY under this AGREEMENT remains the property of the other PARTY and (ii) of the confidentiality obligations under this AGREEMENT. In addition, the bankrupt or insolvent PARTY shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other PARTY's confidential information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this AGREEMENT.

          13.6 No public announcement or other disclosure to THIRD PARTIES concerning the existence of or terms of this AGREEMENT shall be made, either directly or indirectly, by any PARTY to this AGREEMENT, except as may be legally required or as may be required for recording purposes (as outlined in Article
18), without first obtaining the written approval of the other PARTY and agreement upon the nature and text of such announcement or disclosure. The PARTY desiring to make any such public announcement or other disclosure shall inform the other PARTY of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other PARTY with a written copy thereof, in order


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
to allow such other PARTY to comment upon such announcement or disclosure. Once any such public announcement or disclosure has been approved in accordance with this Paragraph, then either PARTY may appropriately communicate information contained in such permitted announcement or disclosure. Each PARTY agrees that it shall cooperate fully with the other with respect to all disclosures regarding this AGREEMENT to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either PARTY included in any such disclosure.

         13.7 Neither PARTY shall submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to PRODUCT without first obtaining the prior written consent of the other PARTY, which consent shall not be unreasonably withheld. Any publications for which such consent is sought shall be submitted to the other PARTY in the English language. The contribution of each party shall be noted in all publications or presentations by acknowledgment or coauthorship, whichever is appropriate.

         13.8 Nothing in this AGREEMENT shall be construed as preventing or in any way inhibiting SB from complying with statutory and regulatory requirements governing SB's obligations under this AGREEMENT regarding the development, use and sale or other distribution of PRODUCT in the FIELD in the TERRITORY in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from MPI or THIRD PARTIES. Nothing in this AGREEMENT shall be construed as preventing or in any way inhibiting MPI from complying with statutory and regulatory requirements governing MPI's obligations under this AGREEMENT regarding the development of PRODUCT in the FIELD in the TERRITORY in any manner which it reasonably deems appropriate.

14.      PATENT PROSECUTION AND LITIGATION

         14.1 Each PARTY shall have and retain sole and exclusive title to all inventions, discoveries and KNOW-HOW which are made, conceived, reduced to practice or generated by


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
its employees, agents, or other persons acting under its authority in the course of or as a result of this AGREEMENT. Each PARTY shall own a fifty percent (50%) undivided interest in all such inventions, discoveries and KNOW-HOW made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of both parties in the course of or as a result of this AGREEMENT. Except as expressly provided in this AGREEMENT, each joint owner may make, use, sell, keep, license, assign, or mortgage such jointly owned inventions, discoveries and KNOW-HOW, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and KNOW-HOW, without the consent of and without accounting to the other joint owner.

         14.2 MPI shall disclose to SB the complete texts of all PATENTS filed by MPI in the TERRITORY which relate to PRODUCT as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a PATENT anywhere in the TERRITORY. SB shall have the right to review all such pending applications and other proceedings and make recommendations to MPI concerning them and their conduct. MPI agrees to keep SB promptly and fully informed of the course of patent prosecution or other proceedings including by providing SB with copies of substantive communications, search reports and THIRD PARTY observations submitted to or received from patent offices throughout the TERRITORY. SB shall provide such patent consultation to MPI at no cost to MPI. SB shall hold all information disclosed to it under this section as confidential in accordance with the provisions of Article 13.

         14.3 SB shall have the right to assume responsibility for any PATENT or any part of a PATENT which MPI intends to abandon or otherwise cause or allow to be forfeited.

         14.4 In the event of the institution of any suit by a THIRD PARTY against MPI, SB, its AFFILIATES or subdistributors for patent infringement involving the manufacture, use, sale, distribution or marketing of PRODUCT anywhere in the TERRITORY, the PARTY sued shall promptly notify the other PARTY in writing. SB shall have the right but not the obligation to defend such suit at its own expense, provided there is prior notification and


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
consultation with MPI. MPI and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting PARTY.

         14.5 In the event that MPI or SB becomes aware of actual or threatened infringement of a PATENT anywhere in the TERRITORY, that PARTY shall promptly notify the other PARTY in writing. SB shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY, provided there is prior notification to and consultation with MPI, and to use MPI's name in connection therewith and to name MPI as a party thereto. If SB does not commence a particular infringement action within ninety
(90) days of receipt of the notice of infringement, then MPI, after notifying SB in writing, shall be entitled to bring such infringement action at its own expense. The PARTY conducting such action shall have full control over its conduct, including settlement thereof subject to Paragraph 14.8. In any event, MPI and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting PARTY.

         14.6 In any action brought pursuant to Paragraph 14.5, the PARTY bringing the action shall indemnify the other PARTY, its officers, directors, shareholders, employees, agents, successors and assigns from any loss, damage or liability, including for attorney's fees and costs, which may result from claims, counterclaims or crossclaims asserted by a defendant, except to the extent that such losses, damages or liabilities result from the negligence or willful misconduct of the other PARTY.

         14.7 MPI and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any PARTY. Any excess shall be shared by the parties, with SB receiving [*************] ([**]%) and MPI receiving [***********] percent ([**]%), until the party which did not bring the action has received that amount it would have received under this AGREEMENT had the sales of PRODUCT which were the subject of the litigation or settlement been made by or on behalf of SB under this AGREEMENT, and any excess amount remaining shall be retained by the PARTY bringing the action.


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
         14.8 The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning PRODUCT in the FIELD in the TERRITORY, provided, however, that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a PARTY pursuant to this Article 7 may be entered into without the consent of the other PARTY if such settlement would require the other PARTY to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other PARTY's rights under this AGREEMENT.

15.       WARRANTIES AND REPRESENTATIONS

         15.1 MPI warrants and represents that it has the right to grant the exclusive distribution rights outlined in Article 5, has the right to enter into this AGREEMENT, and is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it. MPI further warrants and represents that there is nothing in any THIRD PARTY agreement MPI has entered into as of the EFFECTIVE DATE which, in any way, will limit MPI's ability to perform all of the obligations undertaken by MPI hereunder. MPI further warrants and represents that it will not enter into any THIRD PARTY agreement after the EFFECTIVE DATE which, in any way, will limit MPI's ability to perform all of the obligations undertaken by MPI hereunder. MPI further warrants and represents that it will not encumber, with liens, mortgages, security interests or otherwise, any PATENTS and KNOW HOW which would be infringed by activities related to the distribution of PRODUCT by SB's exercise of rights herein granted.

         15.2 MPI warrants and represents that it has disclosed to SB the complete texts of all PATENTS as of the EFFECTIVE DATE as well as all information received by MPI as of the EFFECTIVE DATE concerning the institution or possible institution of any interference, opposition, reexamination, reissue, revocation, nullification or any official proceeding involving a PATENT anywhere in the TERRITORY. MPI hereby warrants and represents that it has no present knowledge from which it can be inferred that PATENTS are invalid or unenforceable or that their exercise would infringe valid patent rights of THIRD PARTIES. A


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
holding of invalidity or unenforceability of any PATENT, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder, except as otherwise provided in Paragraph 2.5.

         15.3 MPI acknowledges that, in entering into this AGREEMENT, SB has relied upon information supplied by MPI and information which MPI has caused to be supplied to SB by MPI's agents and/or representatives, pursuant to that certain Confidentiality Agreement dated August 1, 1992, between the parties, (all of such information being hereinafter referred to collectively as "Product Information") and MPI warrants and represents that the Product Information is timely and accurate in all material respects. MPI further warrants and represents that it has not, up through and including the EFFECTIVE DATE, omitted to furnish SB with any material information available to MPI concerning PRODUCT, STUDY 304 or any information (material or not) regarding the results thereof, or the transactions contemplated by this AGREEMENT.

         15.4 MPI warrants and represents that it has no present knowledge of the existence of any preclinical or clinical data or information concerning PRODUCT including, but not limited to, information known to MPI as of the EFFECTIVE DATE related to any previous or ongoing clinical trial which generated data related to the efficacy of PRODUCT in the INITIAL INDICATION, such as, but not limited to, STUDY 304, which MPI has not disclosed to SB as of the EFFECTIVE DATE. MPI further warrants and represents that, when the STUDY 304 results are made public, if there is not a determination that there were Positive STUDY 304 Results (as defined in Paragraph 2.2(c)), and if SB determines that MPI knew that such results were not positive prior to the EFFECTIVE DATE but did not disclose such to SB, then SB shall so notify MPI in writing, and this AGREEMENT shall be terminated on the date of MPI's receipt of such notice. Termination of the AGREEMENT in accordance with this Paragraph shall not limit remedies which may be otherwise available to SB in law or equity.


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         15.5     MPI warrants and represents that it:

                  (a) has received all necessary consents and waivers, in writing, which MPI requires from any other THIRD PARTY by virtue of the rights granted to SB under this AGREEMENT;

                  (b) shall pay all royalties or other sums and other payments which MPI may owe to any THIRD PARTY by virtue of this AGREEMENT, and shall perform and observe all of the other obligations outlined in all present and future agreements between MPI and any THIRD PARTY which are in any way related to MPI's ability to grant the rights granted to SB under this AGREEMENT or to MPI's ability to perform its obligations to SB under this AGREEMENT; and

                  (c) In the event that MPI receives notice from any such THIRD PARTY that MPI has committed a breach of its obligations under any such agreement, or if MPI anticipates such breach, such as may give rise to a right by such THIRD PARTY to terminate or otherwise diminish MPI's rights to PATENTS and/or KNOW-HOW and/or otherwise diminish MPI's ability to perform its obligations to SB under this AGREEMENT, MPI shall immediately notify SB of such situation, and MPI shall promptly cure such breach. However, if MPI is unable to cure such breach, MPI shall, to the extent possible, permit SB to cure such breach and to negotiate directly with such THIRD PARTY.

          15.6 MPI warrants and represents that it will not knowingly engage in any activity regarding development of PRODUCT outside of the FIELD, including, but not limited to, publication of preclinical or clinical data related to PRODUCT, which is or ought to be recognized by MPI as posing a present or potential harm to the development of PRODUCT within the FIELD in any country of the TERRITORY. MPI further warrants that it will require all of its subdistributors of PRODUCT in the FIELD outside of the TERRITORY, and outside of the FIELD throughout the world, to enter in a binding agreement with MPI which contains the same warranty as outlined in this Paragraph.


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
         15.7 SB warrants and represents that it has the full right and authority to enter into this AGREEMENT and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it.

         15.8     Each PARTY represents and warrant to the other PARTY:

                  (a) Corporate Power. Such PARTY is duly organized and validly existing under the laws of the jurisdiction of its formation and has full corporate power and authority to enter into this AGREEMENT and carry out the provisions hereof.

                  (b) Due Authorization. Such PARTY is duly authorized to execute and deliver this AGREEMENT and to perform its obligations hereunder.

                  (c) Binding Agreement. This AGREEMENT is a legal and valid obligation of such PARTY and the execution, delivery and performance of this AGREEMENT by such PARTY does not and will not conflict with any agreement, instrument or understanding, oral or written, to which it is a PARTY or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such PARTY.

         15.9 MPI shall permit SB to participate, at SB's discretion, in discussions with MPI, its AFFILIATES, licensees or distributors related to counsel selection and strategy concerning any product liability claim related to PRODUCT filed against MPI, its AFFILIATES, licensees or distributors outside of the TERRITORY.

         15.10 EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS CONTAINED IN THIS AGREEMENT, NEITHER SB NOR MPI MAKES ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, IN FACT OR IN LAW.

16.      INDEMNIFICATION AND INSURANCE

         16.1 SB shall defend, indemnify and hold harmless MPI, its AFFILIATES, and its and their respective officers, directors, employees, agents, successors and assigns from any loss, damage, or liability, including reasonable attorney's fees, resulting from any claim, complaint, suit, proceeding or cause of action against any of them alleging physical or other injury,


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
including death, rising out of (a) the distribution of PRODUCT by SB, its AFFILIATES (or its permitted subdistributor) under this AGREEMENT, or (b) any misrepresentation or breach of any warranty or representation of SB contained in this AGREEMENT, provided:

                  (a) SB shall not be obligated under this Paragraph if the liability, if any, would arise by operation of law in the absence of any negligence on the part of SB or if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such action, that the injury was the result of (i) the negligence or willful misconduct of any employee or agent of MPI, its AFFILIATE, its permitted sublicensee, its permitted distributor or its contractor, (ii) the breach of any warranty or representation made by MPI in this AGREEMENT, (iii) a patent infringement action brought by a THIRD PARTY related to SB's exercise of its rights under this AGREEMENT, or (iv) the alleged release or threat of release of a hazardous substance at either: (a) the place of manufacture of PRODUCT, or (b) the place at which any waste, including but not limited to any hazardous waste, generated at the time of manufacture of PRODUCT has been treated, stored or disposed;

                  (b) SB shall have no obligation under this Paragraph unless MPI (i) gives SB prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) SB is granted full authority and control over the defense, including settlement, against such claim or lawsuit or other action, and (iii) MPI cooperates fully with SB and its agents in defense of the claims or lawsuit or other action; and

                  (c) MPI shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Paragraph utilizing attorneys of its choice, at its own expense, provided, however, that SB shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which MPI seeks indemnification under this Paragraph.

         16.2 MPI shall defend, indemnify and hold harmless SB, its AFFILIATES, and its and their officers, directors, employees, agents, successors and assigns from any loss, damage, or liability, including reasonable attorney's fees, resulting from any claim, complaint, suit, proceeding or cause of action against any of them alleging physical or other injury, including


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
death, rising out of (a) the administration, utilization and/or ingestion of PRODUCT manufactured, sold or otherwise provided to the injured party by MPI, its AFFILIATE, its permitted licensee, its permitted distributor, or its contractor, (b) any misrepresentation or breach of any warranty or representation of MPI contained in this AGREEMENT or in any exhibit or schedule hereto, or in any other statement, certificate or document furnished or to be furnished to SB pursuant hereto or in connection with the transactions contemplated hereby provided, (c) any patent infringement action brought against SB, its AFFILIATES or its subdistributors by a THIRD PARTY related to SB's exercise of its rights under this AGREEMENT, or (d) the alleged release or threat of release of a hazardous substance at either: (i) the place of manufacture of PRODUCT or (ii) the place at which any waste, including but not limited to any hazardous waste, generated at the time of manufacture of PRODUCT has been treated, stored or disposed, provided:

                  (a) MPI shall not be obligated under this Paragraph if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such action, that the injury was the result of the negligence or willful misconduct of any employee or agent of SB or the breach of any warranty or representation made by SB in this AGREEMENT;

                  (b) MPI shall have no obligation under this Paragraph unless SB (i) gives MPI prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) MPI is granted full authority and control over the defense, including settlement, against such claim or lawsuit or other action, and (iii) SB cooperates fully with MPI and its agents in defense of the claims or lawsuit or other action; and

                  (c) SB shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Paragraph utilizing attorneys of its choice, at its own expense, provided, however, that MPI shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which SB seeks indemnification under this Paragraph.


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
          16.3 Notwithstanding the provisions of Paragraphs 16.1 and 16.2, SB and MPI agree and understand that, in the event of a claim, complaint, suit, proceeding or cause of action containing allegations of liability based on activities for which SB was responsible and activities for which MPI was responsible, unless one party agrees to defend and indemnify the other, each party shall control and bear financial responsibility for its own defense.

         16.4 Immediately upon the first administration of a PRODUCT to a human in the TERRITORY after the EFFECTIVE DATE, and for a period of fifteen (15) years after the expiration of this AGREEMENT or earlier termination, MPI shall obtain and/or maintain, at its sole cost and expense, product liability insurance in amounts, which are reasonable and customary in the U.S. pharmaceutical industry for companies which are of similar size to MPI, subject always to a minimum limit of [**********] U.S. dollars (U.S. $[********]) per occurrence (or claim) and in the aggregate annually. Such product liability insurance shall insure against all liability, including product liability, personal liability, physical injury or property damage. MPI shall provide written proof of the existence of such insurance to SB upon request therefor.

17.      DISPUTE RESOLUTION

         17.1 Any dispute, controversy or claim arising out of or relating to this AGREEMENT (hereinafter collectively referred to as "Dispute") shall be attempted to be settled by the parties, in good faith, by submitting each such Dispute to appropriate senior management representatives of each PARTY in an effort to effect a mutually acceptable resolution thereof.

         17.2 In the event no mutually acceptable resolution of such Dispute is achieved in accordance with Paragraph 17.1 within a reasonable period of time, then either PARTY shall be entitled to seek final settlement of such Dispute by any administrative or judicial mechanism which may be available.


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
18.      MISCELLANEOUS

         18.1     ASSIGNMENT

                  (a) This AGREEMENT shall not be assignable by either of the PARTIES without the prior written consent of the other PARTY, except that either PARTY without the consent of the other PARTY may assign this AGREEMENT to an AFFILIATE or to a successor in interest or transferee of all or substantially all of the portion of the business to which this AGREEMENT relates.

                  (b) Subject to the limitations on assignment herein, this AGREEMENT shall be binding upon and inure to the benefit of the PARTIES and their respective successors in interest and assigns of the PARTIES. Any such successor or assignee of a PARTY's interest shall expressly assume in writing the performance of all the terms and conditions of this AGREEMENT to be performed by said PARTY and such assignments shall relieve the Assignor of any of its obligations under this AGREEMENT.

         18.2 ENTIRE AGREEMENT This AGREEMENT constitutes the entire AGREEMENT among the PARTIES with respect to the subject matter hereof and supersedes all prior agreements, understandings, and discussions, whether oral or written of the PARTIES. Any modification of this AGREEMENT shall be effective only when in writing and signed by the PARTIES, and specifically stating that it is an amendment to this AGREEMENT.

         18.3 NOTICES Any notice, request, approval or other document required or permitted to be given under this AGREEMENT shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service, postage prepaid, or sent by certified or registered mail, return receipt requested, to the following addresses of the parties (or to such other address or addresses as may be specified from time to time in a written notice). Any notices given pursuant to this AGREEMENT shall be deemed to have been given and delivered upon the earlier of (i) when received at the address set forth below, or (ii) three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or
(iii) on the day when sent by facsimile as confirmed by certified or registered mail.


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
         To MPI:           Magainin Pharmaceuticals Inc.
                           5110 Campus Drive
                           Plymouth Meeting, PA 19462
                           Attention:  CEO
                           Telephone No.:  610-941-4020
                           Fax No.:  610-941-5399

          To SB:           SmithKline Beecham Corporation
                           One Franklin Plaza (Mail Code FP1935)
                           P.O. Box 7929
                           Philadelphia, Pennsylvania 19101, U.S.A.
                           Attention:   Senior Vice President and Director
                                        Business Development

          copies to:

                     SmithKline Beecham Corporation
                     One Franklin Plaza (Mail Code FP2225)
                     P.O. Box 7929
                     Philadelphia, Pennsylvania 19101, U.S.A.
                             Attention:  Corporate Law-U.S.

         18.4 SEPARABILITY If any provision(s) of this AGREEMENT are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the PARTIES that the remainder of this AGREEMENT shall not be affected thereby provided that a PARTY's rights under this AGREEMENT are not materially affected. It is further the intention of the PARTIES that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added, as part of this AGREEMENT, a provision which shall be as similar as possible in economic and business objectives as intended by the PARTIES to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable. In the event a PARTY's rights are materially affected as a result of a change in this AGREEMENT under this Paragraph, the PARTIES will renegotiate the terms and conditions of this AGREEMENT to resolve any inequities.


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         18.5 GOVERNING LAW This AGREEMENT shall be deemed to have been made in the Commonwealth of Pennsylvania, and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

         18.6 FORCE MAJEURE Neither PARTY shall be held liable or responsible to the other PARTY nor be deemed to have defaulted under or breached this AGREEMENT for failure or delay in fulfilling or performing any term of this AGREEMENT when such failure or delay is caused by or results from causes beyond the reasonable control of the affected PARTY, including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other PARTY, provided that nothing in this provision shall excuse MPI from using its commercial best efforts to enforce all of its THIRD PARTY agreements related to the supply of PRODUCT to SB in the TERRITORY.

         18.7 WAIVER OF BREACH Any delay in enforcing a PARTY's rights under this AGREEMENT or any waiver as to a particular default or other matter shall not constitute a waiver of a PARTY's right to the future enforcement of its rights under this AGREEMENT, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

         18.8 EXECUTION IN COUNTERPARTS This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18.9 NO INTELLECTUAL PROPERTY RIGHTS GRANTED No rights or licenses with respect to a PARTY's patents, trademarks, know-how, technical information, or other proprietary rights are granted or deemed granted to the other PARTY hereunder or in connection herewith, other than those rights expressly granted in this AGREEMENT.

         18.10 RECORDING SB shall have the right, at any time, to record, register, or otherwise notify this AGREEMENT in appropriate governmental or regulatory offices anywhere in the TERRITORY, and MPI shall provide reasonable assistance to SB in effecting such recording, registering or notifying.


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
          IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this AGREEMENT as of the EFFECTIVE DATE.

                                        SMITHKLINE BEECHAM CORPORATION

                                        By:      /s/ Jean-Pierre Garnier
                                                 ------------------------------
                                                 Chief Operating Officer
                                                 President, Pharmaceuticals and
                                        Title:   Consumer Healthcare


                                        MAGAININ PHARMACEUTICALS INC.


                                        By:      /s/ Jay Moorin
                                                 ------------------------------
                                        Title:   Chairman, President and CEO


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
                 DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT
          MAGAININ PHARMACEUTICALS INC.-SMITHKLINE BEECHAM CORPORATION
                               APPENDIX A-PATENTS

[*********************]
         [***************************************]

         [***************************************************]
         [***************************************************]
         [***************************************************]
         [***************************************************]


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
                 DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT
                MAGAININ PHARMACEUTICALS INC.-SMITHKLINE BEECHAM
                                   CORPORATION
                        APPENDIX B-PRODUCT SPECIFICATIONS

         TO BE COMPLETED BY THE PARTIES AFTER THE EFFECTIVE DATE IN ACCORDANCE WITH PARAGRAPH 7.5


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